UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 3, 2006

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

During 2005, Ivan Seidenberg, Chairman and Chief Executive Officer of Verizon Communications Inc., periodically reviewed with the Verizon Board of Directors the Company’s strategies for investment of capital to transform the company and the launch of Verizon Business, the new enterprise business to be created following the closing of the MCI merger, all of which are designed to create sustainable long-term shareholder value. In recognition of the ongoing transformation of the Company’s business, Mr. Seidenberg and the Human Resources Committee of the Board of Directors of Verizon (the Committee), in consultation with the Committee’s outside consultant, reviewed the current market conditions and discussed the competitive assessment of the amount and terms of Mr. Seidenberg’s 2005 long-term incentive award. On March 3, 2006, Mr. Seidenberg and the Committee agreed to restructure Mr. Seidenberg’s 2005 long-term incentive award by canceling his 2005 restricted stock unit award of 217,342 restricted stock units, which includes all accrued dividend equivalent units, and aligning the entire value of his 2005 long-term incentive award to performance stock units. As a result, Mr. Seidenberg’s February 2005 long-term incentive opportunity was valued at $11.34 million, consisting of 314,480 performance stock units at their original February 2005 grant value.

As with the Company’s other 2005 long-term incentive awards, actual payment of the performance stock units will be determined based on Verizon’s Total Shareholder Return (TSR) relative to the TSR of the companies that make up the Standard & Poor’s 500 and to the TSR of the companies in Verizon’s telecommunications, broadband, wireless and cable industry peer group. TSR is determined by stock price appreciation plus dividends reinvested. No performance stock units will be paid unless Verizon’s relative TSR position meets a specific minimum threshold percentage at the conclusion of the three-year performance cycle.

In addition, in restructuring the award, the Committee added certain strategic objectives related to the successful launch of Verizon Business and the competitive financial and operational positioning of Verizon. To the extent that the Company meets or exceeds certain synergy targets relating to the launch of Verizon Business, key legislative initiatives, FiOS and broadband initiatives, and wireless growth objectives for the applicable performance period, the Committee may modify Mr. Seidenberg’s 2005 PSU payout level, but in no event shall Mr. Seidenberg’s 2005 PSU payout level exceed 200% of his target award value of $11.34 million.

On March 3, 2006, the Committee also approved Mr. Seidenberg’s 2006 long-term incentive award at a level of $13.125 million, consisting of 389,120 performance stock units based on a $33.73 fair market value of Verizon’s common stock on March 3, 2006. Payment of Mr. Seidenberg’s 2006 long-term incentive award will be determined based on the same relative TSR performance and strategic objectives described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	March 7, 2006	/s/ Marianne Drost
Marianne Drost
Senior Vice President, Deputy General Counsel and Corporate Secretary